Exhibit 99.1

Triumph Group, Inc.

NEWS RELEASE

Contact:
John Bartholdson
Senior Vice President,
Chief Financial Officer
Phone (610) 251-1000
jbartholdson@triumphgroup.com

TRIUMPH GROUP REPORTS FOURTH QUARTER

AND YEAR END FISCAL 2006 RESULTS

•                  Net sales for fiscal year 2006 increased 10% to $760.4 million

•                  Operating income in fiscal year 2006 increased 68% to $56.1 million

•                  Income from continuing operations for fiscal year 2006 increased 118% to $34.5 million

•                  Year end backlog reached a new record high of $887.8 million, up 48% over prior year

Wayne, PA – May 5, 2006 – Triumph Group, Inc. (NYSE: TGI) today reported that, for the fiscal year 2006, net sales totaled $760.4 million, a ten percent increase from fiscal year 2005 net sales of $688.5 million. Income from continuing operations for fiscal year 2006 increased 118 percent to $34.5 million, or $2.15 per diluted common share, versus $15.8 million, or $0.99 per diluted common share, for fiscal year 2005. During this fiscal year, the company generated $40.4 million of cash flow from operations.

Net sales for the fourth quarter ended March 31, 2006 were $211.9 million, a sixteen percent increase from last fiscal year’s fourth quarter net sales of $181.9 million. Income from continuing operations for the fourth quarter of fiscal year 2006 increased 125 percent to $11.0 million, or $0.68 per diluted common share, versus $4.9 million, or $0.30 per diluted common share, for the fourth quarter of the prior fiscal year. The quarterly results also include a tax benefit of $2.2 million associated with changes in tax reserves resulting from completed audits. During the quarter, the company generated $14.1 million of cash flow from operations.

The Aerospace Systems segment reported net sales for fiscal year 2006 of $578.3 million, compared to $495.4 million for the prior fiscal year, an increase of seventeen percent. For the fourth quarter of fiscal year 2006, the segment’s net sales increased twenty-two percent to $162.2 million from $132.7 million for the prior fiscal year period. Operating income for fiscal year 2006 was $72.8 million, compared to $54.0 million for the prior fiscal year, an increase of thirty-five

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percent. For the quarter, operating income increased forty-nine percent to $21.8 million versus $14.6 million for the prior fiscal year quarter. Operating income for the fiscal year 2006 included $3.6 million of legal expenses associated with the trade secret litigation versus $2.8 million of legal expenses included in the operating income for the fiscal year 2005.

The Aftermarket Services segment reported net sales for fiscal year 2006 of $185.0 million, compared to $173.0 million for the prior fiscal year, an increase of seven percent. For the fourth quarter of fiscal year 2006, the segment’s net sales increased ten percent to $50.6 million from $45.9 million for the prior fiscal year period. The operating loss for the fourth quarter was $2.2 million. For the fiscal year 2006, the segment’s operating loss was also $2.2 million, which included $10.8 million of costs associated with the transition of castings and sheet metal products to new aerospace programs and startup costs associated with our new Thailand maintenance and repair facility. “We remain optimistic as to the results of the Aftermarket Services segment in fiscal year 2007 despite the effect of these costs on fiscal year 2006,” said Richard C. Ill, Triumph’s President and Chief Executive Officer.

Mr. Ill continued, “Triumph had an excellent fiscal year 2006 driven by strong organic growth in revenue, operating income and earnings across our core businesses. Our record level of backlog demonstrates that our products and services are in strong demand from our global customers. As we look ahead to fiscal year 2007 and beyond, we are confident that our commitment to develop new systems, products and services and our strong financial position will provide the foundation for continued revenue and earnings growth throughout the current upswing in the aerospace market.”

In commenting on the outlook for fiscal year 2007, Mr. Ill said, “We see continued momentum across our operations in fiscal year 2007. We project sales in the range of $875 million to $925 million and earnings per share for the fiscal year of $2.40 to $2.70.”

As previously announced, Triumph will hold a conference call today at 8:30 a.m. (EDT) to discuss the fiscal year 2006 fourth quarter and year-end results. The conference call will be available live and archived on the company’s website at http://www.triumphgroup.com. An audio replay will be available from May 5th until May 12th by calling (888) 266-2081 (Domestic) or (703) 925-2533 (International), passcode #889458.

Triumph Group, Inc., headquartered in Wayne, Pennsylvania, designs, engineers, manufactures, repairs and overhauls aircraft components and accessories. The company serves a broad, worldwide spectrum of the aviation industry, including commercial and regional airlines, air cargo carriers, as well as original equipment manufacturers of commercial, regional, business and military aircraft and aircraft components.

More information about Triumph can be found on the Internet at http://www.triumphgroup.com.

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including expectations of future product and service development, the aerospace market conditions, financial performance, revenue and earnings growth and sales and earnings results for fiscal 2007. All forward-looking statements involve risks and uncertainties which could affect the company’s actual results and could cause its actual results to differ materially from those expressed in any forward looking

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statements made by, or on behalf of, the company. Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph’s reports filed with the SEC, including our Annual Report on Form 10-K for the year ended March 31, 2005.

FINANCIAL DATA (UNAUDITED) ON FOLLOWING 6 PAGES

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FINANCIAL DATA  (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(in thousands, except per share data)

CONDENSED STATEMENTS OF INCOME

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2006	2005	2006	2005

Net Sales	$211,870	$181,874	$760,421	$688,485

Operating Income	15,937	8,289	56,087	33,430

Interest Expense and Other	3,074	3,369	12,519	13,025
Income Tax Expense	1,908	50	9,053	4,596

Income from Continuing Operations	10,955	4,870	34,515	15,809
Income (Loss) from Discontinued Operations	0	168	0	(4,381)

Net Income	$10,955	$5,038	$34,515	$11,428

Earnings Per Share - Basic:

Income from Continuing Operations	$0.69	$0.31	$2.17	$1.00
Income (Loss) from Discontinued Operations	$0.00	$0.01	$0.00	$(0.28)
Net Income	$0.69	$0.32	$2.17	$0.72

Weighted average common shares outstanding - Basic	15,952	15,898	15,920	15,877

Earnings Per Share - Diluted:

Income from Continuing Operations	$0.68	$0.30	$2.15	$0.99
Income (Loss) from Discontinued Operations	$0.00	$0.01	$0.00	$(0.27)
Net Income	$0.68	$0.31	$2.15	$0.72

Weighted average common shares outstanding - Diluted	16,126	16,016	16,060	15,971

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except per share data)

BALANCE SHEET

	March 31,	March 31,
	2006	2005
Assets
Cash	$5,698	$4,844
Accounts Receivable, net	147,780	127,942
Inventory	235,878	217,234
Deferred Income Taxes	6,868	5,422
Prepaid Expenses and Other	4,894	3,887
Current Assets	401,118	359,329

Property and Equipment, net	237,325	234,123
Goodwill	272,737	273,476
Intangible Assets, net	49,424	56,227
Other	14,183	14,560

Total Assets	$974,787	$937,715

Liabilities & Stockholders’ Equity

Accounts Payable	$73,995	$65,211
Accrued Expenses	68,488	75,598
Income Taxes Payable	5,195	2,922
Current Portion of Long-Term Debt	8,078	1,740
Current Liabilities	155,756	145,471

Long-Term Debt, less current portion	153,339	156,042
Deferred Income Taxes and Other	101,986	109,539

Stockholders’ Equity:
Common Stock, $.001 par value, 50,000,000 shares authorized, 16,027,324 shares issued	16	16
Capital in excess of par value	260,124	259,448
Treasury Stock, at cost, 18,311 and 123,160 shares	(455)	(3,057)
Accumulated other comprehensive (loss) income	(159)	306
Retained earnings	304,180	269,950
Total Stockholders’ Equity	563,706	526,663

Total Liabilities and Stockholders’ Equity	$974,787	$937,715

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

SEGMENT DATA

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2006	2005	2006	2005

Net Sales:
Aerospace Systems	$162,194	$132,734	$578,324	$495,425
Aftermarket Services	50,643	45,904	184,978	172,958
Other	0	4,969	0	26,560
Elimination of inter-segment sales	(967)	(1,733)	(2,881)	(6,458)
	$211,870	$181,874	$760,421	$688,485

Operating Income (Loss):
Aerospace Systems	$21,819	$14,604	$72,766	$54,046
Aftermarket Services	(2,172)	1,494	(2,172)	7,627
Other	0	(4,200)	0	(14,989)
Corporate	(3,710)	(3,609)	(14,507)	(13,254)
	$15,937	$8,289	$56,087	$33,430

Depreciation and Amortization:
Aerospace Systems	$5,360	$5,452	$21,981	$19,681
Aftermarket Services	2,587	2,132	9,904	8,426
Other	0	297	0	2,276
Corporate	48	37	153	145
	$7,995	$7,918	$32,038	$30,528

Capital Expenditures:
Aerospace Systems	$7,665	$2,103	$16,156	$12,060
Aftermarket Services	3,752	2,468	12,248	6,018
Other	0	326	0	462
Corporate	72	6	373	62
	$11,489	$4,903	$28,777	$18,602

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures

Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”) for the three months ended March 31, 2006 was $23.9 million with a margin of 11.3%. EBITDA for the three months ended March 31, 2005 was $16.2 million with a margin of 8.9%. EBITDA for the twelve months ended March 31, 2006 was $88.1 million with a margin of 11.6%. EBITDA for the twelve months ended March 31, 2005 was $64.0 million with a margin of 9.3%.

Management believes that EBITDA provides the reader a good measure of cash generated from the operations of the business before any investment in working capital or fixed assets.

The following definition is provided for the non-GAAP financial measure identified above, together with a reconciliation of such non-GAAP financial measure to the most directly comparable financial measure calculated and presented in accordance with GAAP.

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2006	2005	2006	2005
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):

Income from Continuing Operations	$10,955	$4,870	$34,515	$15,809

Add-back:
Income Tax Expense	1,908	50	9,053	4,596
Interest Expense and Other	3,074	3,369	12,519	13,025
Depreciation and Amortization	7,995	7,918	32,038	30,528

Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”)	$23,932	$16,207	$88,125	$63,958

Net Sales	$211,870	$181,874	$760,421	$688,485

EBITDA Margin	11.3%	8.9%	11.6%	9.3%

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures (Continued)

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):

	Three Months Ended March 31, 2006
		Segment Data
		Aerospace	Aftermarket	Corporate /
	Total	Systems	Services	Eliminations

Income from Continuing Operations	$10,955

Add-back:
Income Tax Expense	1,908
Interest Expense and Other	3,074

Operating Income (Expense)	$15,937	$21,819	$(2,172)	$(3,710)

Depreciation and Amortization	7,995	5,360	2,587	48

Earnings (Losses) before Interest, Taxes, Depreciation and Amortization (“EBITDA”)	$23,932	$27,179	$415	$(3,662)

Net Sales	$211,870	$162,194	$50,643	$(967)

EBITDA Margin	11.3%	16.8%	0.8%	n/a

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):

	Twelve Months Ended March 31, 2006
		Segment Data
		Aerospace	Aftermarket	Corporate /
	Total	Systems	Services	Eliminations

Income from Continuing Operations	$34,515

Add-back:
Income Tax Expense	9,053
Interest Expense and Other	12,519

Operating Income (Expense)	$56,087	$72,766	$(2,172)	$(14,507)

Depreciation and Amortization	32,038	21,981	9,904	153

Earnings (Losses) before Interest, Taxes, Depreciation and Amortization (“EBITDA”)	$88,125	$94,747	$7,732	$(14,354)

Net Sales	$760,421	$578,324	$184,978	$(2,881)

EBITDA Margin	11.6%	16.4%	4.2%	n/a

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures (Continued)

We use “Net Debt to Capital” as a measure of financial leverage. The following table sets forth the computation of Net Debt to Capital:

	March 31,	March 31,
	2006	2005

Calculation of Net Debt
Current Portion	$8,078	$1,740
Long-Term Debt	153,339	156,042
Total Debt	161,417	157,782
Less: Cash and Cash Equivalents	5,698	4,844
Net Debt	$155,719	$152,938

Calculation of Capital
Net Debt	$155,719	$152,938
Stockholders’ Equity	563,706	526,663
Total Capital	$719,425	$679,601

Percent of Net Debt to Capital	21.6%	22.5%

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